Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Steven Brazones Investor Relations Contact 651-236-5060
●
NEWS	January 15, 2025

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2024 Results

FY 2024 Net Income of $130 million; Adjusted EBITDA of $594 million

Continued expansion of FY Adjusted EBITDA Margin to 16.6%

Finalizing plan to drive savings through optimization of manufacturing and supply chain footprint

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its fourth quarter and fiscal year that ended November 30, 2024.

Fiscal Year 2024 Noteworthy Items:

■	Net revenue was $3.57 billion, up 1.6% year-on-year; organic revenue decreased 1.0% year-on-year, driven by 2.7% unfavorable pricing, partially offset by 1.7% higher volume;
■	Gross margin was 29.8%; adjusted gross margin of 30.3% increased 90 basis points year-on-year, driven by pricing and raw material cost actions, higher volume, and restructuring benefits;
■	Net income was $130 million; adjusted EBITDA was $594 million, up 2.2% year-on-year; adjusted EBITDA margin expanded year-on-year to 16.6%;
■	Reported EPS (diluted) was $2.30; adjusted EPS (diluted) was $3.84, effectively flat versus the prior year as higher adjusted EBITDA was offset by higher amortization expense;
■	Net working capital, as a percentage of annualized net revenue, declined 160 basis points year-on-year to 14.5%; cash flow from operations was $301 million.

Fourth Quarter 2024 Noteworthy Items:

■	Net revenue was $923 million, up 2.3% year-on-year, with organic sales down 0.2% year-on-year;
■	Gross margin was 28.7%; adjusted gross margin of 29.6% decreased year-on-year driven by unfavorable raw material cost developments and delayed price realization;

■

Net income/(loss) was ($7) million including an unfavorable $38 million non-cash, after-tax impact related to the Flooring divestiture; adjusted EBITDA was $148 million, down 14% year-on-year, and adjusted EBITDA margin was 16.1%;

■	Reported EPS (diluted) was ($0.13); adjusted EPS (diluted) was $0.92, down versus the prior year, driven by lower operating income;
■

Subsequent to quarter end, realigned building and construction market segments into the newly named Building Adhesive Solutions (BAS) global business unit (starting in fiscal 2025) and divested the Flooring market segment;

■	Subsequent to quarter end, expanded the geographic reach and technology offering of our Medical Adhesive Technology market segment with the announced acquisitions of GEM S.r.l. and Medifill Ltd;
■

Finalizing an expanded plan to streamline manufacturing and supply chain footprint and cost structure, which is expected to generate additional annualized pre-tax cost savings of approximately $75 million when completed by fiscal 2030.

Summary of Fourth Quarter 2024 Results:

The Company’s net revenue for the fourth quarter of fiscal 2024 was $923 million, up 2.3% versus the fourth quarter of fiscal 2023. Organic revenue declined 0.2% year-on-year, with pricing adjustments reducing organic revenue by 1.5% and volume increasing organic revenue by 1.3%. Foreign currency translation decreased net revenue by 0.2%, and acquisitions increased net revenue by 2.7%.

Gross profit in the fourth quarter of fiscal 2024 was $265 million. Adjusted gross profit was $273 million. Adjusted gross profit margin of 29.6% decreased 170 basis points year-on-year. Unfavorable pricing in conjunction with higher raw material costs, principally led to the decline in adjusted gross margin year-on-year.

Selling, general and administrative (SG&A) expense was $188 million in the fourth quarter of fiscal 2024 and adjusted SG&A was $174 million, up 12 percent year-on-year. The impact of acquisitions and higher variable compensation drove most of the year-on-year increase in adjusted SG&A.

Net income/(loss) attributable to H.B. Fuller for the fourth quarter of fiscal 2024 was ($7) million, including an unfavorable $38 million non-cash, after-tax impact related to the Flooring divestiture. Adjusted net income attributable to H.B. Fuller for the fourth quarter of fiscal 2024 was $52 million. Adjusted EPS was $0.92 per diluted share.

Adjusted EBITDA in the fourth quarter of fiscal 2024 was $148 million, down 14% year-on-year, driven by unfavorable raw material cost developments, delayed price realization, and higher variable compensation expense.

“Overall, I am proud of the progress we made in fiscal year 2024. We continued to expand adjusted EBITDA margin and enhanced the profile of our portfolio through several strategic acquisitions and the divestiture of our Flooring business,” said Celeste Mastin, President and Chief Executive Officer. “At the same time, I am disappointed that we were unable to finish the year as strong as we had expected. In the fourth quarter, we encountered an unexpected deceleration in volume across the majority of our end markets. Furthermore, delays in customer order patterns, particularly in the consumer product goods related market segments, shifted price increase realization into fiscal 2025, delaying the offset of higher raw material costs and resulting in margin deterioration.

“We are intensely focused on what we can control and have already begun executing additional pricing actions and cost controls to prudently prepare for a challenging volume growth environment in 2025. Our strategic plan to continue to evolve H.B Fuller into a higher growth, higher margin company remains on track on the timeline we originally communicated.”

Balance Sheet and Working Capital:

Net debt at the end of the fourth quarter of fiscal 2024 was $1,841 million, down $48 million sequentially versus the third quarter and up $182 million year-on-year. Net debt-to-adjusted EBITDA of 3.1X was flat versus the previous quarter.

Net working capital in the fourth quarter of fiscal 2024 declined $56 million sequentially versus the third quarter and $46 million year-on-year. As a percentage of annualized net revenue, net working capital declined 160 basis points, both sequentially and year-on-year, to 14.5%.

Manufacturing and Supply Chain Footprint Consolidation:

The Company is finalizing an expanded plan to significantly reduce its global manufacturing footprint and streamline its North American planning and logistics structure. This multi-year plan is expected to reduce the number of manufacturing facilities from 82 today to a target of 55 when completed in 2030. Additionally, it will reduce the number of warehouses in North America from 55 today to approximately 10 by the end of 2027.

As a result of these combined actions, the Company expects to generate approximately $75 million in annualized cost savings once the plan is fully implemented in fiscal 2030. These figures are incremental to the ongoing restructuring actions, which are still expected to generate annualized cost savings of $45 million by the end of fiscal 2025. The Company expects to invest approximately $150 million in incremental capital over the next five years associated with the expanded plan.

“Our manufacturing footprint consolidation, coupled with our planning and logistics reorganization, are important steps in our strategic plan to achieve an EBITDA margin consistently greater than 20 percent. These actions will not only reduce costs through improved capacity utilization, they will also enable us to better serve our customers and reduce future capital expenditure requirements,” said Mastin.

Fiscal 2025 Outlook:

■	Net revenue growth for fiscal 2025 is expected to be down 2% to 4%, adjusting for the divestiture of the Flooring business, net revenue is expected to be up 1% to 2%;
■	Organic revenue growth is expected to be flat to up 2% versus fiscal 2024;
■	Adjusted EBITDA for fiscal 2025 is expected to be in the range of $600 million to $625 million, equating to growth of approximately 1% to 5% year-on-year;
■	Adjusted EBITDA for the first quarter of 2025 is expected to be in the range of $105 million to $115 million;
■	The core tax rate, excluding the impact of discrete items, is anticipated to be between 26% and 27% in fiscal year 2025;
■	Net interest expense for fiscal 2025 is expected to be between $120 million and $125 million;
■	Adjusted EPS (diluted) is expected to be in the range of $3.90 to $4.20, equating to a range of up 2% to 9% year-on-year;
■	Operating cash flow in fiscal year 2025 is expected to be between $300 million and $325 million;
■	Capital expenditures of approximately $160 million are expected in fiscal 2025, which includes approximately $40 million related to the Company’s manufacturing footprint consolidation initiative.

Conference Call:

The Company will hold a conference call on January 16, 2025, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on January 16, 2025, to 10:59 p.m. CT on January 23, 2025. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-609-800-9909, and enter Conference ID: 6370505.

Regulation G:

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2025 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller:

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2024 revenue of $3.6 billion, our mission to Connect What Matters is brought to life by more than 7,500 global team members who collaborate with customers across more than 30 market segments in over 140 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; failures in our information technology systems; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine and in the Middle East; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to effectively manage and realize expected benefits from completed and future mergers, acquisitions, and divestitures; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Three Months		Three Months
	Ended		Ended
	November 30,	Percent of Net	December 2,	Percent of Net
	2024	Revenue	2023	Revenue
Net revenue	$923,284	100.0%	$902,879	100.0%
Cost of sales	(658,424)	(71.3)%	(629,037)	(69.7)%
Gross profit	264,860	28.7%	273,842	30.3%

Selling, general and administrative expenses	(188,453)	(20.4)%	(160,440)	(17.8)%
Other income, net	(44,396)	(4.8)%	4,918	0.5%
Interest expense	(33,621)	(3.6)%	(33,297)	(3.7)%
Interest income	1,084	0.1%	1,217	0.1%
Income before income taxes and income from equity method investments	(526)	(0.1)%	86,240	9.6%

Income taxes	(7,885)	(0.9)%	(42,274)	(4.7)%

Income from equity method investments	1,159	0.1%	1,036	0.1%
Net income including non-controlling interest	(7,252)	(0.8)%	45,002	5.0%

Net income attributable to non-controlling interest	(107)	(0.0)%	(11)	(0.0)%
Net income attributable to H.B. Fuller	$(7,359)	(0.8)%	$44,991	5.0%

Basic income per common share attributable to H.B. Fuller	$(0.13)		$0.83
Diluted income per common share attributable to H.B. Fuller	$(0.13)		$0.80

Weighted-average common shares outstanding:
Basic	55,106		54,491
Diluted	56,658		56,161

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Year Ended		Year Ended
	November 30,	Percent of Net	December 2,	Percent of Net
	2024	Revenue	2023	Revenue
Net revenue	$3,568,736	100.0%	$3,510,934	100.0%
Cost of sales	(2,506,859)	(70.2)%	(2,502,037)	(71.3)%
Gross profit	1,061,877	29.8%	1,008,897	28.7%

Selling, general and administrative expenses	(713,657)	(20.0)%	(653,760)	(18.6)%

Other income, net	(37,115)	(1.0)%	9,682	0.3%
Interest expense	(133,124)	(3.7)%	(134,602)	(3.8)%
Interest income	4,682	0.1%	3,943	0.1%
Income before income taxes and income from equity method investments	182,663	5.1%	234,160	6.7%

Income taxes	(56,381)	(1.6)%	(93,529)	(2.7)%

Income from equity method investments	4,113	0.1%	4,357	0.1%
Net income including non-controlling interest	130,395	3.7%	144,988	4.1%

Net income attributable to non-controlling interest	(139)	(0.0)%	(82)	(0.0)%
Net income attributable to H.B. Fuller	$130,256	3.6%	$144,906	4.1%

Basic income per common share attributable to H.B. Fuller	$2.37		$2.67
Diluted income per common share attributable to H.B. Fuller	$2.30		$2.59

Weighted-average common shares outstanding:
Basic	54,932		54,332
Diluted	56,629		55,958

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	November 30,	December 2,	November 30,	December 2,
	2024	2023	2024	2023

Net income attributable to H.B. Fuller	$(7,359)	$44,991	$130,256	$144,906

Adjustments:
Acquisition project costs [1]	4,051	4,765	11,035	16,874
Organizational realignment [2]	15,958	10,549	39,996	29,900
Project One [3]	2,672	2,193	11,885	9,815
Business divestiture [4]	47,267	-	47,267	-
Other [5]	39	(3,903)	(1,981)	(611)
Discrete tax items [6]	(1,322)	16,955	(5,469)	26,085
Income tax effect on adjustments [7]	(9,339)	(1,158)	(15,811)	(10,604)
Adjusted net income attributable to H.B. Fuller [8]	51,967	74,392	217,178	216,365

Add:
Interest expense	33,621	33,297	133,122	131,913
Interest income	(1,084)	(1,217)	(4,679)	(3,943)
Income taxes	18,546	26,477	77,661	78,047
Depreciation and Amortization expense [9]	45,286	39,653	170,573	158,456
Adjusted EBITDA [8]	148,336	172,602	593,855	580,838

Diluted Shares	56,658	56,161	56,629	55,958
Adjusted diluted income per common share attributable to H.B. Fuller [8]	$0.92	$1.32	$3.84	$3.87
Adjusted net revenue	$923,284	$902,879	$3,568,736	$3,510,934
Adjusted EBITDA margin [8]	16.1%	19.1%	16.6%	16.5%

[1] Acquisition project costs include costs related to evaluating, acquiring and integrating business acquisitions. Acquisition project costs include $4,583 and $1,421 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition-related travel expenses) and ($532) and $1,489 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) and $0 and $1,855 in business integration costs (primarily costs of transition services agreements) for the three months ended November 30, 2024 and December 2, 2023, respectively. Acquisition project costs include $9,718 and $6.960 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition related travel expenses), $740 and $7,712 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) and $577 and $2,202 in business integration costs (primarily costs of transition services agreements and for the three months ended March 2, 2024 and the twelve months ended December 2, 2023, retention bonuses paid to employees of the acquired entities) for the years ended November 30, 2024 and December 2, 2023, respectively.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including professional fees related to legal entity and business structure changes, employee retention and severance costs, and facility rationalization costs related to the closure of production facilities and consolidation of business activities. Facility rationalization costs include plant closure costs, the impact of accelerated depreciation, and for the three months ended March 2, 2024 and the twelve months ended December 2, 2023, operational inefficiencies. Organizational realignment includes $2,169 and $812 in professional fees related to legal entity and business structure changes, $6,832 and $8,110 in employee severance and other related costs, and $6,957 and $1,627 related to facility rationalization costs for the three months ended November 30, 2024 and December 2, 2023, respectively. Organizational realignment includes $9,084 and $1,525 in professional fees related to legal entity and business structure changes, $16,553 and $25,490 in employee severance and other related costs, and $14,359 and $2,885 related to facility rationalization costs for the year ended November 30, 2024 and December 2, 2023, respectively.

[3] Project One includes non-capitalizable project costs related implementing our global Enterprise Resource Planning system, including upgrading to SAP S/4HANA®, which will upgrade and standardize our information system.

[4] Business divestiture for the three months and year ended November 30, 2024 includes impairment losses for goodwill and long-lived assets, and project costs incurred as a direct result of the pending sale of the North America Flooring business, which is a component of our Construction Adhesives operating segment. Impairment losses represent the difference between the book value of the assets held for sale and their net realizable value.

[5] Other includes a gain from insurance recoveries and a loss from the write-off of a cost method investment for the year ended November 30, 2024.

[6] Discrete tax items for the three months ended November 30, 2024 are related to various foreign tax matters and for the year ended November 30, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months and year ended December 2, 2023 are related to the tax impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters.

[7] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[8] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[9] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($711) and ($1,036) for the three months ended November 30, 2024 and December 2, 2023, respectively and ($4,137) and ($1,384) for the year ended November 30, 2024 and December 2, 2023, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	Three Months Ended		Year Ended
	November 30	December 2	November 30,	December 2
	2024	2023	2024	2023
Net Revenue:
Hygiene, Health and Consumable Adhesives	$395,693	$411,085	$1,546,351	$1,601,487
Engineering Adhesives	381,931	365,735	1,459,137	1,428,744
Construction Adhesives	145,660	126,059	563,248	480,703
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$923,284	$902,879	$3,568,736	$3,510,934

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$40,266	$65,614	$187,413	$215,088
Engineering Adhesives	53,516	57,539	193,038	187,346
Construction Adhesives	4,962	3,772	25,304	5,961
Corporate unallocated	(22,336)	(13,523)	(57,535)	(53,258)
Total H.B. Fuller	$76,408	$113,402	$348,220	$355,137

Adjusted EBITDA [8]
Hygiene, Health and Consumable Adhesives	$54,969	$81,677	$246,762	$275,802
Engineering Adhesives	75,153	74,020	270,286	255,778
Construction Adhesives	17,888	15,933	75,201	55,517
Corporate unallocated	326	972	1,606	(6,259)
Total H.B. Fuller	$148,336	$172,602	$593,855	$580,838

Adjusted EBITDA Margin [8]
Hygiene, Health and Consumable Adhesives	13.9%	19.9%	16.0%	17.2%
Engineering Adhesives	19.7%	20.2%	18.5%	17.9%
Construction Adhesives	12.3%	12.6%	13.4%	11.5%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	16.1%	19.1%	16.6%	16.5%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	November 30,	December 2,	November 30,	December 2,
	2024	2023	2024	2023
Income before income taxes and income from equity method investments	$(526)	$86,240	$182,663	$234,160

Adjustments:
Acquisition project costs [1]	4,051	4,765	11,035	16,874
Organizational realignment [2]	15,958	10,549	39,996	29,900
Project One [3]	2,672	2,193	11,885	9,815
Business divestiture [4]	47,267	-	47,267	-
Other [5]	39	(3,903)	(1,981)	(611)
Adjusted income before income taxes and income from equity method investments [10]	$69,461	$99,844	$290,865	$290,138

[10] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	November 30,	December 2,	November 30,	December 2,
	2024	2023	2024	2023
Income Taxes	$(7,885)	$(42,274)	$(56,381)	$(93,529)

Adjustments:
Acquisition project costs [1]	(77)	(405)	(1,125)	(3,127)
Organizational realignment [2]	(305)	(898)	(4,350)	(5,206)
Project One [3]	(51)	(187)	(1,669)	(1,848)
Business divestiture [4]	(8,905)	-	(8,905)	-
Other [5]	(1)	332	238	(422)
Discrete tax items [6]	(1,322)	16,955	(5,469)	26,085
Adjusted income taxes [11]	$(18,546)	$(26,477)	$(77,661)	$(78,047)

Adjusted income before income taxes and income from equity method investments	$69,461	$99,844	$290,865	$290,138
Adjusted effective income tax rate [11]	26.7%	26.5%	26.7%	26.9%

11 Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended		Year Ended
	November 30,	December 2,	November 30,	December 2,
	2024	2023	2024	2023

Net revenue	$923,284	$902,879	$3,568,736	$3,510,934

Gross profit	$264,860	$273,842	$1,061,877	$1,008,897
Gross profit margin	28.7%	30.3%	29.8%	28.7%

Adjustments:
Acquisition project costs [1]	1	529	1,001	3,146
Organizational realignment [2]	8,035	8,136	18,714	18,108
Project ONE [3]	24	223	37	223
Other [5]	-	52	(1)	530
Adjusted gross profit [12]	$272,920	$282,782	$1,081,628	$1,030,904
Adjusted gross profit margin [12]	29.6%	31.3%	30.3%	29.4%

[12] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended		Year Ended
	November 30,	December 2,	November 30,	December 2,
	2024	2023	2024	2023

Selling, general and administrative expenses	$(188,453)	$(160,440)	$(713,657)	$(653,760)

Adjustments:
Acquisition project costs [1]	4,558	4,236	10,519	13,831
Organizational realignment [2]	7,031	2,333	19,354	11,712
Project ONE [3]	2,648	1,969	11,847	9,592
Other [5]	41	(3,954)	(3,946)	(3,882)
Adjusted selling, general and administrative expenses [13]	$(174,175)	$(155,856)	$(675,883)	$(622,507)

[13] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

Three Months Ended:	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 30, 2024	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$41,767	$54,564	$6,393	$102,724	$(110,083)	$(7,359)
Adjustments:
Acquisition project costs [1]	-	-	-	-	4,051	4,051
Organizational realignment [2]	-	-	-	-	15,958	15,958
Project One [3]	-	-	-	-	2,672	2,672
Business divestiture [4]	-	-	-	-	47,267	47,267
Other [5]					39	39
Discrete tax items [6]	-	-	-	-	(1,322)	(1,322)
Income tax effect on adjustments [7]	-	-	-	-	(9,339)	(9,339)
Adjusted net income attributable to H.B. Fuller [8]	41,767	54,564	6,393	102,724	(50,757)	51,967
Add:
Interest expense	-	-	-	-	33,621	33,621
Interest income	-	-	-	-	(1,084)	(1,084)
Income taxes	-	-	-	-	18,546	18,546
Depreciation and amortization expense [9]	13,202	20,589	11,495	45,286	-	45,286
Adjusted EBITDA [8]	$54,969	$75,153	$17,888	$148,010	$326	$148,336
Adjusted net revenue	$395,693	$381,931	$145,660	$923,284	-	$923,284
Adjusted EBITDA margin [8]	13.9%	19.7%	12.3%	16.0%	NMP	16.1%

Year Ended	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 30, 2024	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$193,403	$197,245	$31,028	$421,676	$(291,420)	$130,256
Adjustments:					-
Acquisition project costs [1]	-	-	-	-	11,035	11,035
Organizational realignment [2]	-	-	-	-	39,996	39,996
Project One [3]	-	-	-	-	11,885	11,885
Business divestiture [4]	-	-	-	-	47,267	47,267
Other [5]					(1,981)	(1,981)
Discrete tax items [6]	-	-	-	-	(5,469)	(5,469)
Income tax effect on adjustments [7]	-	-	-	-	(15,811)	(15,811)
Adjusted net income attributable to H.B. Fuller [8]	193,403	197,245	31,028	421,676	(204,498)	217,178
Add:
Interest expense	-	-	-	-	133,122	133,122
Interest income	-	-	-	-	(4,679)	(4,679)
Income taxes	-	-	-	-	77,661	77,661
Depreciation and amortization expense [9]	53,359	73,041	44,173	170,573	-	170,573
Adjusted EBITDA [8]	$246,762	$270,286	$75,201	$592,249	$1,606	$593,855
Adjusted net revenue	1,546,351	1,459,137	563,248	$3,568,736	-	3,568,736
Adjusted EBITDA margin [8]	16.0%	18.5%	13.4%	16.6%	NMP	16.6%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

Three Months Ended:	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
December 2, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$67,438	$58,857	$5,682	$131,977	$(86,986)	$44,991
Adjustments:
Acquisition project costs [1]	-	-	-	-	4,765	4,765
Organizational realignment [2]	-	-	-	-	10,549	10,549
Project One [3]	-	-	-	-	2,193	2,193
Other [5]	-	-	-	-	(3,903)	(3,903)
Discrete tax items [6]	-	-	-	-	16,955	16,955
Income tax effect on adjustments [7]	-	-	-	-	(1,158)	(1,158)
Adjusted net income attributable to H.B. Fuller [8]	67,438	58,857	5,682	131,977	(57,585)	74,392
Add:
Interest expense	-	-	-	-	33,297	33,297
Interest income	-	-	-	-	(1,217)	(1,217)
Income taxes	-	-	-	-	26,477	26,477
Depreciation and amortization expense [9]	14,239	15,163	10,251	39,653	-	39,653
Adjusted EBITDA [8]	$81,677	$74,020	$15,933	$171,630	$972	$172,602
Adjusted net revenue	$411,085	$365,735	$126,059	$902,879	-	$902,879
Adjusted EBITDA margin [8]	19.9%	20.2%	12.6%	19.0%	NMP	19.1%

Year Ended	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
December 2, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$222,404	$192,635	$13,602	$428,641	$(283,735)	$144,906
Adjustments:
Acquisition project costs [1]	-	-	-	-	16,874	16,874
Organizational realignment [2]	-	-	-	-	29,900	29,900
Project One [3]	-	-	-	-	9,815	9,815
Other [5]	-	-	-	-	(611)	(611)
Discrete tax items [6]	-	-	-	-	26,085	26,085
Income tax effect on adjustments [7]	-	-	-	-	(10,604)	(10,604)
Adjusted net income attributable to H.B. Fuller [8]	222,404	192,635	13,602	428,641	(212,276)	216,365
Add:
Interest expense	-	-	-	-	131,913	131,913
Interest income	-	-	-	-	(3,943)	(3,943)
Income taxes	-	-	-	-	78,047	78,047
Depreciation and amortization expense [9]	53,398	63,143	41,915	158,456	-	158,456
Adjusted EBITDA [8]	$275,802	$255,778	$55,517	$587,097	$(6,259)	$580,838
Adjusted net revenue	$1,601,487	$1,428,744	$480,703	$3,510,934	-	$3,510,934
Adjusted EBITDA margin [8]	17.2%	17.9%	11.5%	16.7%	NMP	16.5%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH (DECLINE)

(unaudited)

Net revenue growth versus 2023	Three Months Ended	Year Ended
	November 30, 2024	November 30, 2024
Price	(1.5)%	(2.7)%
Volume	1.3%	1.7%
Organic Growth [14]	(0.2)%	(1.0)%
M&A	2.7%	3.6%
Constant Currency	2.5%	2.6%
F/X	(0.2)%	(1.0)%
Total H.B. Fuller Net Revenue Growth	2.3%	1.6%

Net revenue growth versus 2023	Three Months Ended
	November 30, 2024

			Constant		Organic
	Net Revenue	F/X	Currency	M&A	Growth [14]
Hygiene, Health and Consumable Adhesives	(3.7)%	(1.5)%	(2.2)%	0.0%	(2.2)%
Engineering Adhesives	4.4%	1.0%	3.4%	5.3%	(1.9)%
Construction Adhesives	15.5%	0.8%	14.7%	4.2%	10.5%
Total H.B. Fuller	2.3%	(0.2)%	2.5%	2.7%	(0.2)%

Net revenue growth versus 2023	Year Ended
	November 30, 2024

			Constant		Organic
	Net Revenue	F/X	Currency	M&A	Growth [14]
Hygiene, Health and Consumable Adhesives	(3.4)%	(1.7)%	(1.7)%	2.3%	(4.0)%
Engineering Adhesives	2.1%	(0.6)%	2.7%	3.7%	(1.0)%
Construction Adhesives	17.2%	0.2%	17.0%	7.5%	9.5%
Total H.B. Fuller	1.6%	(1.0)%	2.6%	3.6%	(1.0)%

14 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

					Trailing Twelve
	Three Months Ended				Months[17] Ended	Year Ended
	December 2, 2023	March 2, 2024	June 1, 2024	August 31, 2024	August 31, 2024	November 30, 2024	December 2, 2023

Net income attributable to H.B. Fuller	$44,991	$30,991	$51,264	$55,361	$182,607	$130,256	$144,906

Adjustments:
Acquisition project costs [1]	4,765	2,043	1,467	3,474	11,749	11,035	16,874
Organizational realignment [2]	10,549	7,262	7,275	9,471	34,557	39,996	29,900
Project One [3]	2,193	3,213	2,845	3,154	11,405	11,885	9,815
Business divestiture [4]	-	-	-	-	-	47,267	-
Other [5]	(3,903)	-	914	(2,904)	(5,893)	(1,981)	(611)
Discrete tax items [15]	16,955	(2,527)	1,317	(2,937)	12,808	(5,469)	26,085
Income tax effect on adjustments [5]	(1,158)	(3,290)	(1,558)	(1,624)	(7,630)	(15,811)	(10,604)
Adjusted net income attributable to H.B. Fuller [8]	74,392	37,692	63,524	63,995	239,603	217,178	216,365

Add:
Interest expense	33,297	31,901	32,313	35,287	132,798	133,122	131,913
Interest income	(1,217)	(1,307)	(1,197)	(1,090)	(4,812)	(4,679)	(3,943)
Adjusted Income taxes	26,477	13,631	22,658	22,825	85,591	77,661	78,047
Depreciation and Amortization expense [16]	39,653	41,101	39,952	44,235	164,941	170,573	158,456
Adjusted EBITDA [8]	$172,602	$123,018	$157,250	$165,252	$618,122	$593,855	$580,838

[15] Discrete tax items for the three months ended March 2, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended June 1, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended August 31, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended November 30, 2024 are related to various foreign tax matters and for the year ended November 30, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months and year ended December 2, 2023 are related to the tax impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters.

[16] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was ($1,036) for the three months ended December 2, 2023, ($2,422) for the three months ended March 2, 2024, ($1,198) for the three months ended June 1, 2024, $194 for the three months ended August 31, 2024, ($4,137) for the year ended November 30, 2024 and ($1,384) for the year ended December 2, 2023.

[17] Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	August 31, 2024	November 30, 2024	December 2, 2023
Total debt	$2,021,070	$2,010,640	$1,838,431
Less: Cash and cash equivalents	131,412	169,352	179,453
Net debt[18]	$1,889,658	$1,841,288	$1,658,978

Trailing twelve months 18 / Year ended Adjusted EBITDA	$618,122	$593,855	580,838
Net Debt-to-Adjusted EBITDA[18]	3.1	3.1	2.9

18 Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	August 31, 2024	November 30, 2024	December 2, 2023
Trade receivables, net	$574,781	$558,336	$577,932
Inventory	509,029	467,498	442,040
Trade payables	493,550	491,435	439,700
Net working capital[19]	$590,260	$534,399	$580,272

Net revenue three months ended	$917,927	$923,284	$902,879
Annualized net revenue[19]	3,671,708	3,693,137	3,611,516

Net working capital as a percentage of annual net revenue[19]	16.1%	14.5%	16.1%

19 Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the three months ended on the date presented multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS

H.B. Fuller Company and Subsidiaries

(In thousands, except share and per share amounts)

	November 30,	December 2,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$169,352	$179,453
Trade receivables, net	558,336	577,932
Inventories	467,498	442,040
Other current assets	104,019	112,678
Total current assets	1,299,205	1,312,103

Property, plant and equipment, net	881,927	824,655
Goodwill	1,532,221	1,486,512
Other intangibles, net	770,226	729,140
Other assets	449,665	371,165
Total assets	$4,933,244	$4,723,575

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$587	$1,841
Trade payables	491,435	439,700
Accrued compensation	106,005	95,680
Income taxes payable	24,225	47,688
Other accrued expenses	97,038	107,902
Total current liabilities	719,290	692,811

Long-term debt, net of current maturities	2,010,052	1,836,590
Accrued pension liabilities	51,755	50,189
Other liabilities	322,299	388,072
Total liabilities	3,103,396	2,967,662

Commitments and contingencies (Note 14)

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) Shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, Shares authorized – 160,000,000, Shares outstanding – 54,657,103 and 54,092,987 for 2024 and 2023, respectively	54,657	54,093
Additional paid-in capital	322,636	301,485
Retained Earnings	1,924,761	1,842,507
Accumulated other comprehensive loss	(473,395)	(442,880)
Total H.B. Fuller stockholders' equity	1,828,659	1,755,205
Non-controlling interest	1,189	708
Total equity	1,829,848	1,755,913
Total liabilities, non-controlling interest and total equity	$4,933,244	$4,723,575

CONSOLIDATED STATEMENTS of CASH FLOWS

H.B. Fuller Company and Subsidiaries

(In thousands)

	Fiscal Years
	November 30,	December 2,	December 3,
	2024	2023	2022
Cash flows from operating activities:
Net income including non-controlling interest	$130,395	$144,988	$180,407
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	91,054	80,327	72,593
Amortization	83,656	79,514	74,383
Deferred income taxes	(36,186)	(25,114)	(15,230)
(Income) loss from equity method investments, net of dividends received	(537)	1,259	(9)
Foreign currency remeasurement	47,533	(28,011)	6,213
Loss on impairment of assets held for sale	47,267	-	-
Loss on impairment of cost method investment	1,966	-	-
Gain from insurance proceeds	(6,064)
(Gain) loss on disposal of assets	(501)	59	(1,195)
Share-based compensation	21,914	19,911	24,368
Pension and other postretirement benefit plan contributions	(2,909)	(4,346)	(3,009)
Pension and other postretirement benefit plan income	(14,444)	(18,591)	(24,021)
Debt issuance cost write-off	-	2,689	-
Loss on fair value adjustment on contingent consideration liabilities	-	2,893	-
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	10,749	68,721	(24,753)
Inventories	(30,099)	72,576	(55,772)
Other assets	(55,274)	(7,927)	46,499
Trade payables	47,915	(57,752)	(22,629)
Accrued compensation	12,653	(13,836)	1,135
Other accrued expenses	6,008	(3,070)	6,303
Income taxes payable	(23,090)	41,190	(12,873)
Other liabilities	(30,762)	22,918	4,104
Net cash provided by operating activities	301,244	378,398	256,514
Cash flows from investing activities:
Purchased property, plant and equipment	(139,238)	(119,137)	(129,964)
Purchased businesses, net of cash acquired	(273,863)	(205,093)	(250,807)
Proceeds from sale of property, plant and equipment	1,152	5,029	1,556
Proceeds from insurance recoveries	6,064	-	-
Cash received from government grant	-	-	3,928
Net cash used in investing activities	(405,885)	(319,201)	(375,287)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,932,900	2,233,300	335,000
Repayment of long-term debt	(1,764,870)	(2,126,450)	(159,500)
Payment of debt issue costs	(3,493)	(10,214)	(600)
Net (payment on) proceeds from notes payable	(1,219)	(28,674)	3,455
Dividends paid	(47,598)	(43,395)	(39,207)
Contingent consideration payment	-	(1,477)	(5,000)
Proceeds from stock options exercised	35,927	14,619	30,122
Repurchases of common stock	(39,558)	(2,567)	(3,950)
Net cash provided by financing activities	112,089	35,142	160,320
Effect of exchange rate changes on cash and cash equivalents	(17,549)	5,204	(23,423)
Net change in cash and cash equivalents	(10,101)	99,543	18,124
Cash and cash equivalents at beginning of year	179,453	79,910	61,786
Cash and cash equivalents at end of year	$169,352	$179,453	$79,910